UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TRI-COUNTY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	52-1652138
(State of incorporation or organization)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland	20601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 Par Value	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration file number to which this form relates: 333-191127

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Explanatory Note

Tri-County Financial Corporation, a Maryland corporation (the “Company”), is filing this Form 8-A in connection with the listing of its common stock, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the NASDAQ Capital Market. The Company’s shares were previously quoted on the OTCQB Marketplace under the symbol “TCFC.” The Company has received conditional approval to list its common stock on the NASDAQ Capital Market under the symbol “TCFC.”

Item 1. Description of Registrant’s Securities to be Registered

The description under the heading “Description of Our Capital Stock” relating to the Company’s common stock, $0.01 par value, contained in the Prospectus included in the Company’s Registration Statement (No. 333-191127) on Form S-1 (the “Registration Statement”), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, is incorporated herein by reference. As of September 23, 2013, the Company had 3,045,293 shares of common stock issued and outstanding.

Item 2. Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-COUNTY FINANCIAL CORPORATION

Date: September 26, 2013	By:	/s/ Michael L. Middleton
Michael L. Middleton
Chief Executive Officer